Exhibit 4.41

EPICEDGE, INC.

(f/k/a DESIGN AUTOMATION SYSTEMS, INC.)

AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

DATED JULY 21, 2000

TABLE OF CONTENTS

ARTICLE I

VOTING, MANAGEMENT, ETC
1.1	Voting
1.2	Control Agreements
(a) Directors
(ii) Expenses
(iii) Meetings
(b) Compensation Committee
1.3	Stock Option Plan

ARTICLE II

RESTRICTIONS ON STOCK TRANSFERS
2.1	Applicable Definitions
2.2	Restrictions on Sale of Shares by a Principal Shareholder

ARTICLE III

REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF SHAREHOLDERS

3.1	Authorization
3.2	Sophistication, Financial Strength, Access, Etc.
3.3	No Broker or Finder
3.4	Reiteration and Survival of Representations and Warranties

ARTICLE IV

TRANSFER
4.1	Legend on Share Certificates
4.2	Private Offer, Transfer
4.3	Notice of Proposed Transfer
4.4	Termination of Restrictions
4.5	Compliance with Rule 144 and Rule 144A
4.6	Non-Applicability of Restrictions on Transfer

ARTICLE V

MISCELLANEOUS
5.1	Amendments; Waiver
5.2	Notices
5.3	General
(a) Binding Effect

i

	(b)	Governing Law
	(c)	Supersecting Agreement
	(d)	Counterparts and Gender References
	(e)	Severability
	(f)	Further Assurances
	(g)	No Waiver, Remedies Cumulative
	(h)	Headings; Exhibits
	(i)	Specific Performance
5.4	Termination

ii

EPICEDGE, INC.

AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

THIS AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (this “Agreement”), is entered into as of July 21, 2000, by and among EPICEDGE, INC. (f/k/a DESIGN AUTOMATION SYSTEMS, INC.), a Texas corporation (the “Company”); Carl Rose, Charles Leaver, Jeff Sexton and Kelly Knake (together, the “Principal Shareholders”): Edgwater Private Equity Fund III, L.P., a Delaware limited partnership (“Edgewater”), Aspen Finance Investors I, LLC, a Colorado limited liability company (“Aspen”), Fleck T.I.M.E. Fund, LP, a Florida limited partnership (“Fleck Family”), LJH Partners LP, a Delaware limited partnership (“LJH”), Wain Investment, LLC, an Ohio limited liability company (“Wain”), Gerald C. Allen, an individual (“Allen”), and John Paul DiJoria, an individual (“Dijoria”; together with Edgewater, Aspen, TIME, Fleck Family, LJH, Wain and Allen are sometimes collectively referred to herein as the “Investors” and individually as an “Investor”; Edgwater and TIME are sometimes collectively referred to herein as the “Lenders” and individual “Lender”; and the Principal Shareholders, the Investors and each person who assumes the obligations of a Shareholder pursuant to Section 2.4 hereof are each individually referred to herein as a “Shareholder” and are collectively referred to herein as the “Shareholders”).

W I T N E S S E T H

WHEREAS, the Investors together own of record or beneficially 2,260,000 of the issued and outstanding shares of common stock, $.01 par value, of the Company (the “Common Stock”);

WHEREAS, the Principal Shareholders in the aggregate own of record or beneficially 11,835,660 shares of Common Stock as follows:  Carl Rose, 7,389,650 shares; Charles Leaver, 2,432,310 shares; Jeff Sexton, 1,300,000 shares; and Kelly Knake, 713,700 shares;

WHEREAS, pursuant to the terms of that certain Convertible Bridge Loan Agreement dated the date hereof among the Company and the Lenders (the “July Agreement”), the Lenders have loand the Company the aggregate principal amount of $5,000,000 which amount is convertible into Common Stock pursuant to the terms of the July Agreement; and

WHEREAS, the parties hereto consider it to be in the best interests of the Company, its business and of the Shareholders that the provisions of this Agreement will determine various matters relating to the Common Stock owned by the Shareholders.

NOW THEREFORE, in consideration of the mutual promises, covenants and conditions herein contained, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto covenant and agree as follows:

ARTICLE I

VOTING, MANAGEMENT, ETC.

1.1           Voting.  The Company’s Articles of Incorporation provide that the Common Stock shall entitle the holders thereof to one (1) vote per share on each proposition submitted to shareholders of the Company for their vote thereon.

1.2           Control Agreements.           It is agreed that the Principal Shareholders shall (i) vote their shares of Common Stock and take all actions within their authority necessary for the Company to comply with the provisions of Section 1.2(a)(i) hereof, Section 6.3 of that certain Stock Purchase Agreement dated as of February 18, 2000, between the Company and the Investors (the “February Agreement”), and Section 5.2 of the July Agreement; and take all necessary action to effectuate such provisions, including without limitation, the increase in the size of and the election of certain new members to the Board (as hereinafter defined) as  required by Secton 1.2(a)(i) hereof, Section 6.3 of the February Agreement and Section 5.2 of the July Agreement; and (ii) collectively and severally vote the respective shares held by each for the election of the Investor Representative or the Investor Representatives and the Lender Representative orthe Lenders Representatives (as such terms are defined herein), as Board members of the Company and shall undertake or cause to be undertaken any and all of the actions within their authority necessary in whatever capacity, including, without limitation, an amendment to the Articles of Incorporation and By-Laws of the Company, if such action is required, whether as a director, shareholder, officer or employee, so as to provide for all the events described in Section 1.2(a)(i) hereof, Section 6.3 of the February Agreement and Section 5.2 of the July Agreement and for the following provisions:

(a)           Directors.

(i)            Designation of Directors.  As soon as practicable but in no event later than September 30, 2000, the Board of Directors of the Company (the “Board”) shall consist of eight (8) directors, (A) one (1) of whom shall be designated by the Majority Holders (as such terms is defined in the February Agreement) (the “Investor Representative”) and (B) one (1) of whom shall be designated by the Lenders (the “Lender Representative”); provided, however, that in the event the Investors own of record or beneficially less than 500,000 shares in the aggregate of Initial Investor Common Stock, the Investor Representative slot shall no longer be designated by the Investors; and, provided further, that, in the event the Lenders own less than 500,000 shares in the aggregate of Initial Investor Common Stock and any Common Stock acquired upon conversion under the July Agreement, the Lender Representative slot shall be designated by the Lenders.  Upon the occurrence of an Event of Default (as defined in the July Agreement) (the “Investor Representatives”) and (Y) two (2) directors shall be designated by the Lenders (the “Lender Representatives”).  Any representatives designated pursuant to this Section 1.2(a)(i) shall be a person reasonably satisfactory to the Company.  The  Company hereby acknowledges and agrees that Aaron Fleck, James Gordon, Bob Allison, Uri Landesman and/or Brian Thompson are acceptable representives of the Investors and the Lenders.  For purposes of this Agreement, the Investor Representative(s) and the Lender Representative(s) shall be referred to herein as “Representative(s)”.

(ii)           Expenses.  Each director will be reimbursed at each meeting of the Board for his reasonable out-of-pocket expenses in attending such meeting including a reasonable mileage allowance.

(iii)          Meetings.  The Board shall meet no less frequently than quarterly.

(iv)          Indemnification.  The Company shall at all times maintain directors and officers insurance coverage covering the Representative(s) and provide for indemnification of all the directors and officers under its Bylaws and by agreement satisfactory to the Investors and the Subsequent Investors.

(b)           Compensation Committee.  The Board shall have a compensation committee authorized and elected pursuant to applicable Bylaws and resolutions.  Such committee shall vote on, and approve by majority vote, the compensation of all officers and key employees, except that the Chief Executive Officer shall not vote on his compensation.

1.3           Stock Option Plan.  It is understood and agreed among the parties hereto that (i) the Board will continue to maintain a Stock Option Plan (the “Stock Option Plan”) pursuant to which the Board may from time to time grant stock options to purchase Common Stock to employees, directors and consultants of the Company, (ii) such issuances  under the the Stock Option Plan may constitute up to twenty-five percent (25%) of the issued and outstanding shares of Common Stock on a fully diluted basis (and such shares of Common Stock have been reserved for issuance under the Stock Option Plan), and (iii) such issuances will have a dilutive impact on all shareholders of the Company.  Any issuance of options under the Stock Option Plan to any employees, directors and consultants of the Company shall require the approval of the aforesaid Board or compensation committee thereof.

ARTICLE II

RESTRICTIONS ON STOCK TRANSFERS

2.1           Applicable Definitions.  For purposes of the provisions of this Agreement, the following definitions shall be applicable:

(a)           “Initial Investor Common Stock” means the 2,260,000 shares of Common Stock owned by the Investors.

(b)           “Permitted Transferee” means a Transferee of Principal Common Stock in a Permitted Transfer.

(c)           “Permitted Transfers” means (i) the sale of up to 3,000,000 shares Principal Common Stock in the aggregate owned by Carl Rose as follows:  (A) 1,000,000 shares of Principal

Common Stock to Jeff Sexton;  (B) 1,000,000 shares of Principal Common Stock to Charles Leaver; and (C) 1,000,000 shares of Principal Common Stock to Growth Stocks, Inc. and (ii) the sale of up to 50,000 shares of Principal Common Stock in the aggregate owned by each Jeff Sexton, Charles Leaver and Kelly Knake.

(d)           “Principal Common Stock” means the Common Stock owned by the Principal Shareholders.

(e)           “Shares” shall include and refer to all Common Stock owned by the Shareholders, individually and collectively.

(f)            “Transfer” shall include a sale, transfer, or any other act whereby a Shareholder’s rights of ownership are sold, transferred, disposed of pledged, hypothecated, encumbered, or in any way impaired or affected.

(g)           “Transferee” shall mean a person to whom a Shareholder proposes to Transfer Shares or to whom Shares have been transferred.

2.2           Restrictions on Sale of Shares by a Principal Shareholder.  Except for Permitted Tranfers, no Principal Shareholder shall Transfer any Shares until thirty (30) days after a registration statement with respect to the resale of all of the Investor Common Stock, upon such terms and provisions as set forth in that certain Registration Agreement dated as of February 18, 2000, between the Company and the Investors (the “Registration Agreement”), becomes effective.  Upon a Permitted Transfer, the Company shall cause to be executed and delivered to the Permitted Transferee a certificate or certificates representing the aggregate number of Shares tranferred to such Permitted Transferee, which such certificates shall have imprinted thereon a legend as set forth in Section 4.1 hereof.  Notwithstanding the foregoing, however, a Transfer shall not be deemed to be a Permitted Transfer unless the Transferee of the Shares expressly assumes, in writing, all of the obligations of a Shareholder under this Agreement pursuant to the form of Shareholder Assent attached hereto as Exhibit A.  Furthermore, in the event a Permitted Transferee is already a party to this Agreement, the Shares transferred to such Permitted Transferee shall remain subject to the terms and conditions set forth herein.

ARTICLE III

REPRESENTATIONS, WARRANTIES AND AGREEMENTS OF SHAREHOLERS

This Agreement is being entered into by the Company and each Shareholder in reliance upon the following representations, covenants and warranties respectively made by the Shareholders in favor of the Company and the Shareholders.

3.1           Authorization.  Each Shareholder represents and warrants that (a) this Agreement, when executed and delivered by him, her, or it, will constitute a valid, legally binding and enforcable obligation of such Shareholder; and (b) such Shareholder in not prevented by any legal requirement or agreement from entering into this Agreement and performing such Shareholder’s obligations hereunder.  The fulfillment of and compliance with the terms of this Agreement by such Shareholder will not (i) conflict with or result in a breach of the terms, conditions or provisions of, (ii) constitute a default under, or (iii) result in a violation of, breach of or default under (a) any Shareholders’ partnership agreement (as applicable) or (b) any law, statute, rule or regulation to which you are subject, or (c) any agreement, instrument, order, judgement or decree to which such Shareholder is a party, bound or subject.

3.2           Sophistication, Financial Strength, Access, Etc.  Each Shareholder represents, warrants and acknowledges that, with respect to the Company, he, she, or it is an Accredited Investor (as that term is defined in Rule 501 promulgated by the Securites and Exchange Commission under the Act), that he, she, or it has such knowledge and experience in business and financial matters as to be capable of evaluating the merits and risks of the investment contemplated to be made hereunder, that such investment bears high degree of risk and could result in a total loss of his, his or its investment; and that he, she, or it have sufficient financial strength to hold the same as an investment and to bear the economic risks of such investment (including possible loss of such investment) for an indefinite period of time.

3.3           No Broker or Finder.  Each Shareholder represents and warrants that he, she or it has not engaged any broker or finder in connection with this Agreement or the transactions contemplated hereby, except as set forth in the Purchase Agreement.

3.4           Reiteration and Survival of Representations and Warranties.  The representations and warranties of each Shareholder contained in this Article III shall be true on and as of the date of this Agreement and shall survive the completion of the transaction contemplated hereby.

ARTICLE IV

TRANSFER

4.1           Legend on Share Certificates.  All Share certificates issued to the Principal Shareholders shall have imprinted thereon a legend (in addition to any applicable securities law legend to be contained on the Share certificates issued to the Investors and the Principal Shareholders) substantially to the following effect:

“The sale, transfer or other disposition or pledge or other encumbrance of shares represented by this Certificate is subject to an Amended and Restated Shareholders Agreement dated July __, 2000 (the “Agreement”), among EpicEdge, Inc., a Texas corporation (the “Company”), the Shareholder named on this Certificate and certain other parties named in this Agreement, which Agreement includes certain restrictions on tranfer and certain options to purchase or sell the shares represented by this Certificate. A copy of the Agreement is on file in the office of the Secretary of the Company and may be reviewed by application thereto.  Each holder hereof shall be bound by all provisions of the Agreement.”

All Shares in the hands of persons or entities who are parties to this Agreement and all Shares acquired by the Company or by anyone else from parties to this Agreement or from the heirs, executors, administrators, legal or personal representatives, successors or assigns of parties to this Agreement by direct or indirect conveyance pursuant to the terms hereof, shall be subject to all of the provisions contained in this Agreement and to all of the restrictions on, and provisions relating to, voluntary or involuntary sale, tranfer or other dispositions of, and options to purchase or sell, such Shares.

4.2           Private Offer: Transfer.  Each Investor understands and agrees that:

(a)           the Investor Common Stock may not be sold, transferred or otherwise disposed of without registration under the Act or an exemption therefrom and that in the absence of an effective registration statement covering the Investor Common Stock or an available exemption from registration under the Act, the Investor Common Stock must be held indefinitely. In particular, each Shareholder is aware that the Investor Common Stock may not be sold pursuant to Rule 144 promulgated under the Act unless all of the conditions of the Rule 144 are met.  Each Investor represents that, in the absence of an effective registration statement covering the Investor Common Stock, such Investor will sell, transfer or otherwise dispose of the Investor Common Stock only (a) in accordance with Section 2.3 hereof and (b) in a manner consistent with its representations and warranties set forth herein and then only in accordance with the provisions of Section 4.3 hereof; and

(b)           in no event will such Investor make a transfer or disposition of any of the Investor Common Stock other than pursuant to an effective registration statement under the Act, unless and until (i) the Investor shall have notified the Company and shall have furnished the Company with a statement of the circumstances surrounding the disposition, and (ii) if applicable, the Investor shall have complied with the provisions of Article II hereof.

4.3           Notice of Proposed Transfer.  If, prior to any transfer or sale of any Investor Common Stock, the Investor desiring to effect such transfer or sale shall deliver a written notice to the Company describing briefly the manner of such transfer or sale and a written opinion of counsel for such Investor (provided that such counsel, and the form and substance of such opinion, are reasonably satisfactory to the Company) to the effect that such transfer or sale may be effected without the registration of such Investor Common Stock under the Securities Act, the Company shall thereupon permit or cause its transfer agent (if any) to permit such transfer or sale to be effected; provided, however, that if in such written notice the transferring Investor represents and warrants to the Company that the transfer or sale is to a purchaser or transferee whom the transferring Investor knows or reasonably believes to be a “qualified institutional buyer,” as that term is defined in Rule 144A promulgated by the Securites and Exchange Commission under the Act (“Rule 144A”), no opinion shall be required.

4.4           Termination of Restriction.

(a)           Notwithstanding the foregoing provisions of this Article IV, the restrictions imposed by this Article IV upon the transferability of Investor Common Stock shall terminate as to any particular share of Investor Common Stock when (1) such Investor Common Stock shall have been effectively registered under the Act and sold by the Investor thereof in accordance with such registration, or (2) a written opinion to the effect that such restrictions are no longer required or necessary under any federal or state securities law or regulation have been received from counsel for the Investor thereof (provided that such counsel, and the form and substance of such opinions, are reasonably satisfactory to the Company) or counsel for the Company, or (3) such Investor Common Stock shall have been sold without registration under the Act in compliance with Rule 144, or (4) the Company is reasonably satisfied that the Investor shall, in accordance with the terms of Subsection (k) of Rule 144, be entitled to sell such Investor Common Stock pursuant to such Subsection, or (5) a letter or an order shall have been issued to the Investor thereof by the staff of the Securities and Exchange Commission or such Commission stating that no enforcement action shall be recommended by such staff or taken by such Commission, as the case may be, if such Investor Common Stock is transferred without registration under the Securities Act in accordance with the conditions set forth in such letter or order and such letter or order specifies that no subsequent restrictions on transfer are required.

(b)           Whenever the restrictions imposed by this Article IV shall terminate, as hereinabove provided, the Investor of any particular share of Investor Common Stock then outstanding as to which such restrictions shall have terminated shall be entitled to receive from the Company, without expense to such Investor, one or more new certificates for such Investor Common Stock not bearing the restrictive legend set forth in Section 4.1 hereof.

4.5           Compliance with Rule 144 and Rule 144A.  At the written request of any Investor who proposes to sell any of such Common Stock in compliance with Rule 144, the Company shall furnish to such Investor, within ten (10) days after receipt of request, a written statement as to whether or not the Company is in compliance with the filing requirements of the Securities and Exchange Commission as set forth in such Rule.  For purposes of effecting compliance with Rule 144A, in connection with any resales of any shares of Common Stock that hereafter may be effected pursuant to the provisions of Rule 144A, any Investor desiring to effect such resale and each prospective institutional purchaser of such shares designated by such Investor shall have the right, at any time the Company is not subject to Section 13 or 15(d) of the Securities and Exchange Act, as amended, to obtain from the Company, upon the written request of such holder and at the Company’s expense the documents specified in Section (d)(4)(i) of Rule 144A, as such rule may be amended from time to time.

4.6           Non-Applicability of Restrictions on Transfer.  Notwithstanding the provisions of Section 4.3 hereof, any record owner of Investor Common Stock may from time to time transfer or recertificate all or a part of such record owner’s Investor Common Stock (i) to a nominee identified in writing to the Company as being the nominee of or for such record owner, and any nominee of or for a beneficial owner of Investor Common Stock identified in writing to the Company as being the nominee of or for such beneficial owner may from time to time transfer all or a part of the Investor Common Stock registered in the name of such nominee but held as nominee on behalf of such beneficial owner, to such beneficial owner, (ii) to an Affiliate of such record owner, or (iii) if such record owner is a partnership or the nominee of a partnership, to a partner, retired partner, or estate of a partner or retired partner, of such partnership, so long as such transfer is in accordance with the transfererr’s interest in such partnership and is without consideration; provided, however, that each such transferee shall remain subject to all restrictions on the transfer of Investor Common Stock herein contained.

ARTICLE V

MISCELLANEOUS

5.1           Amendments Waiver.  This Agreement may be amended only in a writing which is executed by the Company, and all of the Shareholders.

5.2           Notices.  Any and all notices or other communications required or permitted to be delivered hereunder shall be deemed properly delivered if (a) delivered personally, (b) mailed by first class, registered or certified mail, return receipt requested, postage prepaid, (c) send by next-day or overnight mail or delivery or (d) sent by telecopy or telegram, to the parties listed on Annex 1, or to such other address or to the attention of such other Person as the recipient party has specified by prior written notice to the sending party.

5.3           General.

(a)           Binding Effect.  It is expressly agree and understood that this Agreement is not to be deemed strictly personal to the parties hereunder, but this Agreement shall also inure to the benefit of and be binding not only upon the said parties hereto but also upon their respective heirs, executors, administrators, personal and legal representatives, successors and assigns, and all parties hereto agree for themselves and for their said heirs, executors, administrators, personal and legal representatives, successors and assigns to be bound by all of the provisions hereof and to execute at any time any documents or instruments which may be necessary or proper to carry out the purpose and intent of this Agreement.  Notwithstanding the foregoing, the rights of the Investors set forth herein shall inure only to the benefit of the Investors and their “Permitted Transferees” (as such term is defined in the Registration Agreement).

(b)           Governing Law.  The internal law of the State of Illinois will govern all questions concering the construction, validity and interpretation of this Agreement, notwithstanding the fact that one or more of the parties now is or may become a resident of or domiciled in a different state.

(c)           Superseding Agreement.  This Agreement and all Exhibits hereto shall supersede, revoke and nullify any and all agreements bearing prior date by or between the Company and the Shareholders, or any of them, relating to or restricting the transfer or disposition, whether voluntary or involuntary and whether during their lives or at death, of any or all of the Shares.  All such agreements, and all promises, rights, duties and obligations established pursuant thereto, are hereby rendered null and void.  To the extent any notation concerning this Agreement is deemed required in the By-Laws or Articles of Incorporation of the Company, such notation shall be effected as promptly as practicable hereafter.

(d)           Counterparts and Gender References.  This Agreement may be executed in several counterparts (including by means of separate signature pages, which may be attached hereto) by one or more of the parties, each of which shall be deemed an original, and all of said counterparts (and signature pages) shall be deemed to constitute or be part of one and the same instrument.  One or more counterparts of this Agreement may be delivered by facsimile, with the intention that delivery by such means shall have the same effect as delivery of an original counterpart thereof.  All gender references shall be deemed modified to fit the context.

(e)           Severability.  Should any particular provision of this Agreement be adjudicated to be invalid or unenforceable such provision shall be deemed deleted and the remainder of the Agreement, nevertheless, remain unaffected and fully enforceable; further, to the extent any provision herewith is deemed unenforceable by virtue of its scope but may be made enforceable by limitation thereof, the parties hereto agree the same shall, nevertheless, be enforceable to the fullest extent permissible under the laws and public policies applied to the jurisdiction in which enforcement or interpretation is sought.

(f)            Further Assurances.  Upon request of the Company or any party hereto, all parties hereto agree to promptly execute and deliver all such other instruments and take all such other actions or any party hereto may reasonably request from time to time in order to effectuate and carry out the purposes, privileges, restrictions, rights and duties of the parties and other provisions of this Agreement.

(g)           No Waiver, Remedies Cumulative.  No delay on the party of any party in exercising any right, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, power or privilege hereunder preclude other or further exercise thereof, or the exercise of any other right, power or privilege.  Without limiting the generality of the foregoing, nothing in this Agreement shall be deemed to preclude or be in lieu of any right or remedy that any party may have at law or in equity or by statute or otherwise against the Company or any other person based upon any fraud (whether or not the matter to which the fraud related also constitutes a default hereunder).

(h)           Headings; Exhibits.  The headings or other subdivisions in this Agreement are intended solely for convenience or reference and shall be given no effect in the construction or interpretation of this Agreement.  All Exhibits attached hereto are deemed incorporated herein by reference.

(i)            Specific Performance.  The parties hereby declare that it is impossible to measure in money the damages which will accrue to a party hereto by reason of a failure to perform any of the obligations under this Agreement and that a breach hereof shall cause irreparable injury and, in addition to any other right or remedy available to the parties hereto at law or in equity, any injured party hereunder shall be entitled to enforcement by court injunction or specific performance of the obligations of the Shareholders hereunder, without the necessity for posting a bond.  Notwithstanding the foregoing sentence, nothing herein shall be construed as prohibiting any injured party hereunder form also pursuing any other rights or remedies for such breach or threatened breach, including receiving damages and attorney’s fees.  The election of any remedy shall not be construed as a waiver on the part of any injured party hereunder of any rights such party might otherwise have at law or in equity, which rights and remedies shall be cumulative.

5.4           Termination.  This Agreement shall terminate and be of no further force and effect upon the thirtieth (30th) day after a registration statement with respect to the resale of all of the Investor Common Stock, upon such terms and provisions as set forth in the Registration Agreement, becomes effective.

*              *              *

[SIGNATURE PAGES FOLLOW]

ANNEX I

Names, Addresses and Telecopy Numbers of Shareholders and Company

Design Automation Systems, Inc.	Fleck T.I.M.E. Fund, LP
3200 Wilcrest Drive	289 Greenwich Avenue
Suite 370	Greenwich, CT 06830
Houston, Texas 77042-6018	Attn: Kathryn Fleck
Telecopy: (713) 784-2486	Telecopy: (203) 422-2170
Attn: Charles Leaver, President

With a Copy to:	Fleck Family Partnership II, LP
Philip M. Sheikman, Esq.	1800 Second Avenue, Suite 799
Fox, Rothschild, O’Brien & Frankel, L.L.P.	Sarasota, FL 34230
2000 Market Street, Tenth Floor	Attn: Barry Fleck
Philadelphia, Pennsylvania 19103-3291	Telecopy: (203) 422-2170
Telecopy: (215) 299-2150

Edgewater Private Equity Fund III, LP	Gerald C. Allen
900 N. Michigan Avenue	P.O. Box 3454 D
14th Floor	Las Vegas, Nevada 89133
Chicago, Illinois 60611	Telecopy: (713) 785-8530
Telecopy No.; 312-649-8649
Attn: Brian Thompson, Partner
John Paul Dijoria
With a copy to:	P.O. Box 3454 D
Michael A. Nemeroff, Esq.	Las Vegas, Nevada 89133
Vedder, Price, Kaufman & Kammholz	Telecopy: (310) 248-2831
222 North LaSalle Street, Suite 2600
Chicago, Illinois 60601-1003	LJH Partners LP
Telecopy: (312) 609-5005	c/o HL Capital
405 Lexington Avenue, 48th Floor
Aspen Finance Investors I, LLC	New York, NY 10174
100 Elk Run Drive, Suite 228	Attn: Doug Luke
Basalt, CO 81621	Telecopy: (212) 983-3174
Attn: Howard Cohen
Telecopy: (970) 927-4362
Wain Investment, LLC
Tower East, Suite 600
206000 Chagrin Blvd.
Shaker Heights, OH 44122
Attn: Norman Wain, c/o Sue Powers
Telecopy: (216) 491-3995

Carl Rose	Jeff Sexton
3200 Wilcrest Drive	3200 Wilcrest Drive
Suite 370	Suite 370
Houston, Texas 77042-6018	Houston, Texas 77042-6018
Telecopy: (713) 784-2486	Telecopy: (713) 784-2486

Charles Leaver	Kelly Knake
3200 Wilcrest Drive	3200 Wilcrest Drive
Suite 370	Suite 370
Houston, Texas 77042-6018	Houston, Texas 77042-6018
Telecopy: (713) 784-2486	Telecopy: (713) 784-2486

Shareholders' Agreement Signature Page

IN WITNESS WHEREOF, the Company and each of the Shareholders have signed this Agreement, all on the day and year first above written.

EPICEDGE, INC., a Texas corporation		LJH PARTNERS LP, a Delaware limited partnership
By:	/s/ Charles Leaver	By:
Charles Leaver, CEO/Vice Chairman		Its:

EDGEWATER PRIVATE EQUITY FUND III, L.P.		WAIN INVESTMENT, LLC, an Ohio limited liability company

By:	Edgwater III Management, L.P.	By:
Its:	General Partner	Its:

By:	Gordon Management, Inc.
Its:	General Partner
Gerald C. Allen
By:
Its:		/s/ John Paul DiJoria
John Paul DiJoria

ASPEN FINANCE INVESTORS I, LLC, a Colorado limited liability company

By:		/s/ Carl Rose
Its:	Manager	Carl Rose

FLECK T.I.M.E. FUND, LP, a Connecticut limited partnership		/s/ Charles Leaver
Charles Leaver

By:
Its:	Managing Partner	Jeff Sexton

FLECK FAMILY PARTNERSHIP II, LP, a Florida limited partnership		/s/ Kelly Knake
Kelly Knake
By:
Its:	Managing Partner

Shareholders' Agreement Signature Page

IN WITNESS WHEREOF, the Company and each of the Shareholders have signed this Agreement, all on the day and year first above written.

EPICEDGE, INC., a Texas corporation		LJH PARTNERS LP, a Delaware limited partnership
By:		By:	/s/ Douglas S. Luke
Charles Leaver,		Its:	Managing Member, General Partner

EDGEWATER PRIVATE EQUITY FUND III, L.P.		WAIN INVESTMENT, LLC, an Ohio limited liability company

By:	Edgwater III Management, L.P.	By:
Its:	General Partner	Its:

By:	Gordon Management, Inc.
Its:	General Partner
Gerald C. Allen
By:	/s/ Brian Thompson
Its:	VP/CFO
John Paul DiJoria

ASPEN FINANCE INVESTORS I, LLC, a Colorado limited liability company

By:
Its:	Manager	Carl Rose

FLECK T.I.M.E. FUND, LP, a Connecticut limited partnership
Charles Leaver

By:
Its:	Managing Partner	Jeff Sexton

FLECK FAMILY PARTNERSHIP II, LP, a Florida limited partnership
Kelly Knake
By:
Its:	Managing Partner

Shareholders' Agreement Signature Page

IN WITNESS WHEREOF, the Company and each of the Shareholders have signed this Agreement, all on the day and year first above written.

EPICEDGE, INC., a Texas corporation		LJH PARTNERS LP, a Delaware limited partnership
By:		By:
Charles Leaver,		Its:

EDGEWATER PRIVATE EQUITY FUND III, L.P.		WAIN INVESTMENT, LLC, an Ohio limited liability company

By:	Edgwater III Management, L.P.	By:	/s/ Norman Wain
Its:	General Partner	Its:	Managing Member

By:	Gordon Management, Inc.
Its:	General Partner
Gerald C. Allen
By:
Its:
John Paul DiJoria

ASPEN FINANCE INVESTORS I, LLC, a Colorado limited liability company

By:	/s/ Howard S. Cohen
Its:	Manager	Carl Rose

FLECK T.I.M.E. FUND, LP, a Connecticut limited partnership
Charles Leaver

By:
Its:	Managing Partner	Jeff Sexton

FLECK FAMILY PARTNERSHIP II, LP, a Florida limited partnership
Kelly Knake
By:
Its:	Managing Partner

Shareholders' Agreement Signature Page

IN WITNESS WHEREOF, the Company and each of the Shareholders have signed this Agreement, all on the day and year first above written.

EPICEDGE, INC., a Texas corporation		LJH PARTNERS LP, a Delaware limited partnership
By:		By:
Charles Leaver,		Its:

EDGEWATER PRIVATE EQUITY FUND III, L.P.		WAIN INVESTMENT, LLC, an Ohio limited liability company

By:	Edgwater III Management, L.P.	By:
Its:	General Partner	Its:

By:	Gordon Management, Inc.
Its:	General Partner
Gerald C. Allen
By:
Its:
John Paul DiJoria

ASPEN FINANCE INVESTORS I, LLC, a Colorado limited liability company

By:
Its:	Manager	Carl Rose

FLECK T.I.M.E. FUND, LP, a Connecticut limited partnership
Charles Leaver

By:	/s/ Kathryn Fleck
Its:	Managing Partner	Jeff Sexton

FLECK FAMILY PARTNERSHIP II, LP, a Florida limited partnership
Kelly Knake
By:	/s/ Barry Fleck
Its:	Managing Partner

Shareholders' Agreement Signature Page

IN WITNESS WHEREOF, the Company and each of the Shareholders have signed this Agreement, all on the day and year first above written.

EPICEDGE, INC., a Texas corporation		LJH PARTNERS LP, a Delaware limited partnership
By:		By:
Charles Leaver,		Its:

EDGEWATER PRIVATE EQUITY FUND III, L.P.		WAIN INVESTMENT, LLC, an Ohio limited liability company

By:	Edgwater III Management, L.P.	By:
Its:	General Partner	Its:

By:	Gordon Management, Inc.
Its:	General Partner	/s/ Gerald C. Allen
Gerald C. Allen
By:
Its:
John Paul DiJoria

ASPEN FINANCE INVESTORS I, LLC, a Colorado limited liability company

By:
Its:	Manager	Carl Rose

FLECK T.I.M.E. FUND, LP, a Connecticut limited partnership
Charles Leaver

By:
Its:	Managing Partner	Jeff Sexton

FLECK FAMILY PARTNERSHIP II, LP, a Florida limited partnership
Kelly Knake
By:
Its:	Managing Partner

Shareholders' Agreement Signature Page

IN WITNESS WHEREOF, the Company and each of the Shareholders have signed this Agreement, all on the day and year first above written.

EPICEDGE, INC., a Texas corporation		LJH PARTNERS LP, a Delaware limited partnership
By:	/s/ Charles Leaver	By:
Charles Leaver, CEO		Its:

EDGEWATER PRIVATE EQUITY FUND III, L.P.		WAIN INVESTMENT, LLC, an Ohio limited liability company

By:	Edgwater III Management, L.P.	By:
Its:	General Partner	Its:

By:	Gordon Management, Inc.
Its:	General Partner
Gerald C. Allen
By:
Its:
John Paul DiJoria

ASPEN FINANCE INVESTORS I, LLC, a Colorado limited liability company

By:
Its:	Manager	Carl Rose

FLECK T.I.M.E. FUND, LP, a Connecticut limited partnership		/s/ Charles Leaver
Charles Leaver

By:
Its:	Managing Partner	Jeff Sexton

FLECK FAMILY PARTNERSHIP II, LP, a Florida limited partnership
Kelly Knake
By:
Its:	Managing Partner

Shareholders' Agreement Signature Page

IN WITNESS WHEREOF, the Company and each of the Shareholders have signed this Agreement, all on the day and year first above written.

EPICEDGE, INC., a Texas corporation		LJH PARTNERS LP, a Delaware limited partnership
By:		By:
Charles Leaver,		Its:

EDGEWATER PRIVATE EQUITY FUND III, L.P.		WAIN INVESTMENT, LLC, an Ohio limited liability company

By:	Edgwater III Management, L.P.	By:
Its:	General Partner	Its:

By:	Gordon Management, Inc.
Its:	General Partner
Gerald C. Allen
By:
Its:
John Paul DiJoria

ASPEN FINANCE INVESTORS I, LLC, a Colorado limited liability company

By:
Its:	Manager	Carl Rose

FLECK T.I.M.E. FUND, LP, a Connecticut limited partnership
Charles Leaver

By:		/s/ Jeff Sexton
Its:	Managing Partner	Jeff Sexton

FLECK FAMILY PARTNERSHIP II, LP, a Florida limited partnership
Kelly Knake
By:
Its:	Managing Partner

Shareholders' Agreement Signature Page

IN WITNESS WHEREOF, the Company and each of the Shareholders have signed this Agreement, all on the day and year first above written.

EPICEDGE, INC., a Texas corporation		LJH PARTNERS LP, a Delaware limited partnership
By:	/s/ Charles Leaver	By:
Charles Leaver, CEO/Vice Chairman		Its:

EDGEWATER PRIVATE EQUITY FUND III, L.P.		WAIN INVESTMENT, LLC, an Ohio limited liability company

By:	Edgwater III Management, L.P.	By:
Its:	General Partner	Its:

By:	Gordon Management, Inc.
Its:	General Partner
Gerald C. Allen
By:
Its:
John Paul DiJoria

ASPEN FINANCE INVESTORS I, LLC, a Colorado limited liability company

By:		/s/ Carl Rose
Its:	Manager	Carl Rose

FLECK T.I.M.E. FUND, LP, a Connecticut limited partnership		/s/ Charles Leaver
Charles Leaver

By:
Its:	Managing Partner	Jeff Sexton

FLECK FAMILY PARTNERSHIP II, LP, a Florida limited partnership		/s/ Kelly Knake
Kelly Knake
By:
Its:	Managing Partner

EXHIBIT A

Shareholder Assent

The undersigned hereby assents to the Amended and Restated Shareholders' Agreement dated July 21, 2002 (the "Agreement"), by and among EpicEdge, Inc., a Texas corporation, and certain other parties named therein, as such Agreement may be amended from time to time, and hereby agrees  to become a party to such Agreement and be bound by all of the applicable terms and provisions thereof as fully as if the undersigned had been named as a Principal Shareholder in such Agreement.

Executed as of	.

[Transferee's Signature]

Print Name and Address: